SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2016

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Effective June 1, 2016, Eric J. (Rick) Schach, age 53, will become executive vice president and chief operating officer of Vectren Corporation (the “Company”). He will oversee the Company’s four utilities and the Company’s non-utility operating units, Vectren Infrastructure Services Corporation and Vectren Energy Services Corporation. Mr. Schach was named senior vice president of utility operations and president of Vectren Utility Holdings, Inc. in May 2014. Prior to that role, he served as senior vice president of marketing and energy delivery of the Company. Before being named a senior vice president in 2013, Mr. Schach was the vice president of energy delivery of the Company’s utility operations for 10 years, and before moving into operations, he served as the vice president of information technology and chief information officer of the Company.

The Company’s Compensation and Benefits Committee has determined to make compensation-related adjustments for Mr. Schach which will become effective when he assumes the role of executive vice president and chief operating officer of the Company on June 1, 2016. Mr. Schach’s base salary will increase to $437,100 annually, pro-rated for the period commencing June 1, 2016. Mr. Schach will also receive a supplemental grant of 1,000 performance-based stock units under the Company’s At Risk Plan. The supplemental grant of performance-based stock units will be based on the closing price for the Company’s shares on the New York Stock Exchange on May 13, 2016, discounted for risk of forfeiture over a three year performance period. The performance-based stock unit grant will be measured against the performance of the Company’s 2016 peer group companies and the performance measurement will be weighted in the same manner as the grants of performance-based stock units made in January, 2016 to Mr. Schach and the existing executive officers of the Company. The performance period for the supplemental grant of performance-based stock units will conclude on December 31, 2018. Mr. Schach’s short-term at-risk compensation opportunity will also increase from 60% to 65%.

Mr. Schach is a party to a change of control agreement with the Company providing that, if during the period beginning upon a change of control and continuing for two years thereafter, the Company terminates his employment for other than cause, death or disability, or Mr. Schach resigns employment for good reason, then he will receive a termination payment based upon a multiple of base salary plus target annual incentive, which multiple is being increased from one and one-half times to two times, and the continuation of medical, prescription, dental and other welfare benefit plans through a period increasing from one and one-half years to two years from termination. All of the other provisions of Mr. Schach’s change of control agreement will remain unchanged.

Under the Company’s severance plan, Mr. Schach will be entitled to a termination payment upon termination other than for cause, death or disability, or upon resignation by Mr. Schach for good reason, in an amount equal to one and one-half times base salary, increasing from one times base salary. All other provisions of the severance plan relating to Mr. Schach will remain unchanged.

(e)    Effective June 1, 2016, Susan Hardwick will become an executive vice president of the Company and will continue as chief financial officer of the Company. In connection with this change the Company’s Compensation and Benefits Committee has determined to make compensation-related adjustments for Ms. Hardwick which will become effective when she assumes the role of executive vice president of the Company on June 1, 2016. Ms. Hardwick’s base salary will increase to $390,400 annually, pro-rated for the period commencing June 1, 2016. Ms. Hardwick will also receive a supplemental grant of 500 performance-based stock units under the Company’s At Risk Plan. The supplemental grant of performance-based stock units will be based on the closing price for the Company’s shares on the New York Stock Exchange on May 13, 2016, discounted for risk of forfeiture over a three year performance period. The performance-based stock unit grant will be measured against the performance of the Company’s 2016 peer group companies and the performance measurement will be weighted in the same manner as the grants of performance-based stock units made in January, 2016 to Ms. Hardwick and the existing executive officers of the Company. The performance period for the supplemental grant of performance-based stock units will conclude on December 31, 2018. Ms. Hardwick’s short-term at-risk compensation opportunity will also increase from 60% to 65%.

Ms. Hardwick is a party to a change of control agreement with the Company providing that, if during the period beginning upon a change of control and continuing for two years thereafter, the Company terminates her employment for other than cause, death or disability, or Ms. Hardwick resigns employment for good reason, then she will receive a termination payment based upon a multiple of base salary plus target annual incentive, which multiple is being increased from one and one-half times to two times, and the continuation of medical, prescription, dental and other welfare benefit plans through a period increasing from one and one-half years to two years from termination. All of the other provisions of Ms. Hardwick’s change of control agreement will remain unchanged.

Under the Company’s severance plan, Ms. Hardwick will be entitled to a termination payment upon termination other than for cause, death or disability, or upon resignation by Ms. Hardwick for good reason, in an amount equal to one and one-half times base salary, increasing from one times base salary. All other provisions of the severance plan relating to Ms. Hardwick will remain unchanged.

Item 8.01 Other Events.

The following additional officer changes will become effective on June 1, 2016:

Jon Luttrell will become senior vice president of utility operations of the Company and president of Vectren Utility Holdings, Inc.

Lynnae Wilson will become vice president of energy delivery of Vectren Utility Holdings, Inc..

On May 26, 2016 the Company issued a press release announcing the officer appointments disclosed herein. A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K and incorporated by reference herein.

Item 9.01 Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Vectren Corporation on May 26, 2016

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
May 26, 2016

By: /s/ Ronald E. Christian
Ronald E. Christian
Executive Vice President, Chief Legal and External Affairs Officer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 5.02 and Item 8.01:

Exhibit Number	Description
99.1	Press Release issued by Vectren Corporation on May 26, 2016